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                                                                    Exhibit 32.2


                                  CERTIFICATION
                    Pursuant to 18 United States Code ss.1350


     The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the Second Quarter ended June 30, 2004 of Fisher Scientific International Inc. (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                                /s/ Kevin P. Clark
                                                --------------------------------
                                                Kevin P. Clark
                                                Chief Financial Officer
                                                August 9, 2004
























A signed original of this written statement required by Section 906 has been provided to Fisher Scientific International Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of the
Section 18 of the Securities Exchange Act of 1934, as amended.